Exhibit 99.1


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FOR IMMEDIATE RELEASE
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Espey Announces Special Dividend and Increases Regular Quarterly Dividend...

Saratoga Springs, NY; February 25, 2008- The Board of Directors of Espey Mfg. & Electronics Corp., (AMEX:ESP) has declared a special cash dividend of $1.50 per share and increased the regular quarterly dividend from $0.175 per quarter, to $0.20 per quarter. The dividends will be payable on March 20, 2008, to all shareholders of record on March 6, 2008.

Espey's primary business is the development, design, and production of specialized military and industrial power supplies/electronic equipment. The Company's web site can be found on the Internet at www.espey.com.
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For further information, contact Mr. Howard Pinsley or Mr. David O'Neil at (518)
245-4400.

Certain statements in this press release are "forward-looking statements" and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company's current expectations or beliefs concerning future events. The matters covered by these statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

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